UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

October 3, 2016

Date of Report (Date of earliest event reported)

RMR Industrials, Inc.

(Exact Name of Registrant as Specified in Charter)

Nevada	333-185046	46-0750094
(State or other jurisdiction of	(Commission File	(IRS Employer Identification
incorporation)	Number)	No.)

9301 Wilshire Blvd, Suite 312

Beverly Hills, CA 90210

(Address of Principal Executive Offices)

(310) 492-5010

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1 – REGISTRANT’S BUSINESS AND OPERATIONS

ITEM 1.01.	Entry into a Material Definitive Agreement.

(a)	Note Financing

Note Purchase Agreement and Note

On October 3, 2016, RMR Industrials, Inc., a Nevada corporation (the “Company”), entered into a Note Purchase Agreement (the “Note Purchase Agreement”) with RMR Aggregates, Inc., a Colorado corporation and wholly-owned subsidiary of the Company (“RMR Aggregates”) and Central Valley Administrators Inc., a Nevada corporation (“CVA”).

Pursuant to the terms of the Note Purchase Agreement, RMR Aggregates sold to CVA, and CVA purchased from RMR Aggregates, a 10% promissory note in an aggregate principal amount of $2,250,000 (the “Note”). The Note has a maturity date of October 3, 2018, and accrues interest at a rate of 10% per annum, compounded monthly. RMR Aggregates will use the proceeds from the Note for transaction financing, transaction-related fees and expenses, and working capital and general corporate purposes. The obligations of RMR Aggregates and the Company under the Note Purchase Agreement and Note are secured by a Security Agreement, a Share Pledge Agreement, and a Voting Agreement, which are all discussed in further detail below.

Under the terms of the Note Purchase Agreement, RMR Aggregates also agreed to issue 20,000 shares of common stock of RMR Aggregates (the “RMRA Shares”) to CVA, which represents 20% of RMR Aggregates’ total issued and outstanding common stock. CVA shall have the right, at any time, to convert the RMRA Shares into shares of Class B common stock of the Company, at a ratio of 1 share of RMRA Shares being converted into 7.5 shares of the Company’s Class B common stock. RMR Aggregates will also have the right, at any time after October 3, 2017 and after the Note is no longer outstanding, to call the RMRA Shares in exchange for shares of Class B common stock of the Company using the same ratio; provided, however, that the amount of RMRA Shares that may be called in exchange for shares of the Company’s Class B common stock shall be limited to the extent necessary to ensure that, following such exercise, CVA and its affiliates will not beneficially own in excess of 4.99% of the Company’s total issued and outstanding common stock.

The Note Purchase Agreement provides, among other things, that CVA shall have a liquidation right upon an event of default arising from the failure by RMR Aggregates to repay the outstanding principal amount of the Note on the maturity date, meaning CVA can cause RMR Aggregates to sell its assets until it repays the outstanding amount due under the Note. RMR Aggregates shall have the right to call the Note at any time at par plus accrued interest thereunder.

The Note Purchase Agreement contains certain covenants and restrictions, including, among others, that, so long as the Note is outstanding, RMR Aggregates will not (i) incur any indebtedness other than the Note and subordinated indebtedness in an aggregate amount of up to $1,500,000, (ii) issue any equity interests other than its common stock, (iii) issue any additional shares of its common stock without CVA’s consent, (iv) enter into any material joint venture, strategic partnership, or make any material acquisition of or material investment in any person other than a public company merger or the contemplated limestone mining operation acquisitions, (v) enter into a change of control transaction or sale of all or substantially all of its assets to a non-affiliate, (vi) adopt or otherwise implement any equity compensation plan, or (vii) redeem or repurchase any of its outstanding stock, except as provided under the terms of the Note Purchase Agreement.

Security Agreement

As security for the performance of its payment obligations under the Note, RMR Aggregates entered into a Security Agreement with CVA on October 3, 2016 (the “Security Agreement”). Pursuant to the terms of the Security Agreement, RMR Aggregates granted CVA a security interest in all of its accounts, chattel paper, deposit accounts, documents, equipment, general intangibles, instruments, inventory, investment property, letter-of-credit rights, commercial tort claims, books and records pertaining to such collateral, and all proceeds and products thereof, but specifically excluding all real property leasehold interests, governmental licenses and authorizations. RMR Aggregates agreed to file UCC-1 financing statements with appropriate governmental authorities in California and Colorado to perfect the liens created under the Security Agreement. The Security Agreement and the security interest granted thereunder will automatically terminate when the secured obligations have been paid in full in accordance with the terms of the Note Purchase Agreement.

Share Pledge Agreement

In connection with the Note Purchase Agreement, and as additional security for RMR Aggregates’ payment and performance obligations under the Note, the Company entered into a Share Pledge Agreement with CVA on October 3, 2016 (the “Share Pledge Agreement). Pursuant to the terms of the Share Pledge Agreement, the Company agreed to pledge and grant a security interest to CVA in the 80,000 shares of common stock of RMR Aggregates held by the Company (and all proceeds and products thereof), representing 80% of the issued and outstanding shares of common stock of RMR Aggregates. The company agreed to file UCC-1 financing statements with the Nevada Secretary of State and the California Secretary of State to perfect the liens created by the Share Pledge Agreement. The Share Pledge Agreement and the security interest granted thereunder will automatically terminate when the secured obligations have been paid in full in accordance with the terms of the Note Purchase Agreement.

Voting Agreement

As additional security for the Note, the Company also entered into a Voting Agreement with CVA on October 3, 2016 (the “Voting Agreement”). The Voting Agreement provides that CVA shall have the right to vote all of the shares of common stock of RMR Aggregates held by the Company during any period of default under the Note Purchase Agreement, the Note, the Security Agreement, and/or the Share Pledge Agreement. The terms of the Voting Agreement will apply to any and all additional shares of stock of RMR Aggregates that the Company may purchase or acquire during the term of the agreement. The Voting Agreement will terminate upon the earlier of (i) full payment and performance of the obligations of RMR Aggregates pursuant to the Note Purchase Agreement and the Note, or (ii) the fifteenth annual anniversary of the effective date of the agreement.

The foregoing descriptions of the Note Purchase Agreement, the Note, the Security Agreement, the Share Pledge Agreement, and the Voting Agreement do not purport to be complete, and are qualified entirely by their reference to the full text of such documents, which are filed as Exhibits 10.1, 10.2, 10.3, 10.4 and 10.5 hereto and incorporated herein by reference.

(b)	Subscription Agreement and Warrant

On October 7, 2016, the Company committed to sell 100,000 shares of Class B common stock of the Company, along with warrants to purchase up to 100,000 shares of Class B common stock of the Company, to certain accredited investors, pursuant to the terms and conditions set forth in the Company’s form of Subscription Agreement (the “Subscription Agreement”) and form of Warrant (the “Warrant”). The Company intends to use the proceeds from this private placement offering for general working capital purposes and acquisitions.

Pursuant to the terms of the Subscription Agreement, the shares are being sold at a price of $15.00 per share, resulting in gross proceeds of up to $1,500,000.00 to the Company. The Subscription Agreement contains customary representations, warranties, covenants, and indemnification provisions.

The Warrant may be exercised at a price of $15.00 per share, subject to adjustment upon reclassifications, exchanges, substitutions, or in-kind distributions. The Warrant may be exercised, in whole or in part, at any time prior to the termination date, which is the earlier of (i) one year from the effective date of the Warrant, or (ii) the date on which the Company’s shares are uplisted and traded on either the New York Stock Exchange, the NASDAQ Global Market, the NASDAQ Capital Market, the NASDAQ Global Select Market or the NYSE MKT. The Warrant may be exercised for cash or, six months after the issuance date, on a cashless basis. The Warrant may not be exercised if, after giving effect to such exercise, the holder of the Warrant, together with its affiliates, would beneficially own in excess of 4.999% of the Company’s total issued and outstanding common stock, unless such limitation is waived by the holder upon at least 60 days’ written notice to the Company. The Company may redeem the Warrant at any time prior to the termination date, upon at least 30 days’ written notice to the holder(s), at the price of $0.01 per Warrant, subject to certain restrictions.

The foregoing descriptions of the Subscription Agreement and Warrant do not purport to be complete, and are qualified in their entirety by reference to the full text of the form of Subscription Agreement and form of Warrant attached hereto as Exhibits 10.6 and 10.7 and incorporated herein by reference.

(c)	Asset Purchase Agreement

On October 7, 2016, RMR Aggregates entered into an Asset Purchase Agreement with CalX Minerals, LLC, a Colorado limited liability company (“CalX”). Pursuant to the terms of the Asset Purchase Agreement, RMR Aggregates agreed to purchase, and CalX agreed to sell, substantially all of the assets associated with the business of operating the Mid-Continent Limestone Quarry on 41 BLM unpatented placer mining claims in Garfield County, Colorado, including the mining claims, improvements, access rights, water rights, equipment, inventory, contracts, permits, certain intellectual property rights, and other tangible and intangible assets associated with the limestone mining operation. The acquisition of the CalX assets will promote the development and implementation of the Company’s and RMR Aggregates’ limestone mining operations in Colorado.

The aggregate purchase price for the CalX assets is $2,827,624, including the assumption by RMR Aggregates of certain assumed liabilities specified in the Asset Purchase Agreement. The Asset Purchase Agreement contains customary representations, warranties, covenants and indemnification provisions. The closing of the transactions contemplated by the Asset Purchase Agreement is subject to the satisfaction of customary closing conditions.

The foregoing description of the Asset Purchase Agreement does not purport to be complete, and is qualified in its entirety by reference to the full text of the Asset Purchase Agreement attached here to as Exhibit 10.8 and incorporated herein by reference.

SECTION 2 – FINANCIAL INFORMATION

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 is incorporated by reference herein.

SECTION 3 – SECURITIES AND TRADING MARKETS

Item 3.02.	Unregistered Sales of Equity Securities.

As more fully described in Item 1.01(b) above, on October 7, 2016, the Company committed to sell 100,000 shares of Class B common stock, along with warrants to purchase up to an aggregate of 100,000 shares of Class B common stock of the Company to certain accredited investors. The issuance of shares pursuant to the Subscription Agreement was exempt from the registration requirements of the Securities Act pursuant to the exemption for transactions by an issuer not involved in any public offering under Section 4(a)(2) of the Securities Act and Rule 506 of Regulation D.

As more fully described in Item 1.01(a) above, RMR Aggregates issued 20,000 shares of common stock to CVA pursuant to the terms of the Note Purchase Agreement. The shares of RMR Aggregates stock may be converted into shares of Class B Common Stock of the Company. This issuance is exempt from the registration requirements of the Securities Act pursuant to the exemption for transactions by an issuer not involved in any public offering under Section 4(a)(2) of the Securities Act and Rule 506 of Regulation D.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01.	Financial Statements and Exhibits.

Exhibit No.	Description
10.1	Note Purchase Agreement dated October 3, 2016, by and among RMR Aggregates, Inc., Central Valley Administrators Inc., and RMR Industrials, Inc.
10.2	Promissory Note dated October 3, 2016, made and executed by RMR Aggregates, Inc. for the benefit of Central Valley Administrators, Inc.
10.3	Security Agreement dated October 3, 2016, by and between RMR Aggregates, Inc. and Central Valley Administrators, Inc.
10.4	Share Pledge Agreement dated October 3, 2016, by and between RMR Industrials, Inc. and Central Valley Administrators, Inc.
10.5	Voting Agreement dated October 3, 2016, by and between RMR Industrials, Inc. and Central Valley Administrators, Inc.
10.6	Form of Subscription Agreement to Purchase Class B Common Stock of RMR Industrials, Inc.
10.7	Form of Warrant to Purchase Class B Common Stock of RMR Industrials, Inc.
10.8	Asset Purchase Agreement dated October 7, 2016, by and between CalX Minerals, LLC and RMR Aggregates, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RMR Industrials, Inc. a Nevada corporation

Dated: October 7, 2016	By:	/s/ Gregory Dangler
Gregory Dangler, President